As filed with the Securities and Exchange Commission on May 2, 1997

                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                    FRANCHISE FINANCE CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)


            DELAWARE                                            86-0736091
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)



                           17207 North Perimeter Drive
                            Scottsdale, Arizona 85255
                                 (602) 585-4500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                               Morton H. Fleischer
                      President and Chief Executive Officer
                    Franchise Finance Corporation of America
                           17207 North Perimeter Drive
                            Scottsdale, Arizona 85255
                                 (602) 585-4500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                              With copies sent to:
                              Paul E. Belitz, Esq.
                               Brian V. Caid, Esq.
                                   Kutak Rock
                           717 17th Street, Suite 2900
                             Denver, Colorado 80202

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.
                                 ---------------


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                                                   CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                  Proposed        Proposed
                                                   maximum        maximum
     Title of each class           Amount         offering       aggregate       Amount of
      of securities to              to be           price         offering     registration
        be registered           registered(1)     per unit      price(1)(2)         fee
----------------------------------------------------------------------------------------------
Debt Securities..............         *               *              *               *
----------------------------------------------------------------------------------------------
Preferred Stock(3)...........         *               *              *               *
----------------------------------------------------------------------------------------------
Common Stock, par                     *               *              *               *
value $.01 per share(4)......
----------------------------------------------------------------------------------------------
  Total......................   $500,000,000         (5)        $500,000,000      $151,515

==============================================================================================

(1) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. No separate consideration will be received for Common Stock or Preferred Stock that is issued upon conversion of Debt Securities or Preferred Stock registered hereunder, as the case may be. The aggregate maximum public offering price of all Securities (as defined) issued pursuant to this Registration Statement will not exceed $500,000,000.
(3) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities.
(4) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or Preferred Stock registered hereunder, as the case may be.
(5) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
*        Initially left blank pursuant to General Instruction II.D.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              SUBJECT TO COMPLETION
                                DATED MAY 2, 1997

PROSPECTUS

                    FRANCHISE FINANCE CORPORATION OF AMERICA
                                  $500,000,000
                DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK

         Franchise Finance Corporation of America (the "Company") may from time to time offer in one or more series (i) its debt securities (the "Debt Securities"), or (ii) shares of its preferred stock (the "Preferred Stock"), or
(iii) shares of its Common Stock, par value $.01 per share (the "Common Stock"), with an aggregate public offering price of up to $500,000,000 on terms to be determined at the time of offering. The Debt Securities, the Preferred Stock and the Common Stock (collectively, the "Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

         The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the Company's option or repayment at the holder's option, terms for sinking fund payments, terms for conversion into Preferred Stock or Common Stock, covenants and any initial public offering price; and (ii) in the case of Preferred Stock, the specific designation and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and (iii) in the case of Common Stock, any initial public offering price. In addition, such specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Transfers of Capital Stock."

         The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

         The Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Securities.

              -----------------------------------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              -----------------------------------------------------



                   The date of this Prospectus is May __, 1997

         Certain persons participating in an offering of Securities may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Such transactions may include stabilizing, the purchase of Securities to cover syndicate short positions and the imposition of penalty bids.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement on Form S-3 (of which this Prospectus is a part) (the "Registration Statement"), the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company makes its filings electronically. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically, which information can be accessed at http://www.sec.gov. In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the Commission's rules and regulations. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus (not including exhibits to the documents that have been incorporated herein by reference unless the exhibits are themselves specifically incorporated by reference). Such written or oral request should be directed to the Corporate Secretary at 17207 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (602) 585-4500.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

         (ii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed June 28, 1994.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to termination of the offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or in any document filed after the date of this Prospectus which is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

         Franchise Finance Corporation of America (the "Company") is the largest independent company in the United States dedicated primarily to providing real estate financing to the chain restaurant industry. The Company's primary strategy is to finance chain restaurant properties which are operated by experienced multi-unit restaurant operators in established chains through mortgage loans and sale-leaseback transactions. The Company's investments are diversified by geographic region, restaurant operator and restaurant chain. The Company's Common Stock trades on the New York Stock Exchange (the "NYSE") under the symbol FFA. The Company is a Delaware corporation and maintains its corporate offices at 17207 North Perimeter Drive, Scottsdale, Arizona 85255 and its telephone number is (602) 585-4500.


                                 USE OF PROCEEDS

         Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include investment in additional properties, the expansion and improvement of certain properties in the Company's portfolio and the repayment of indebtedness.


                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth ratios of earnings to fixed charges for the periods shown. Ratios shown for the years ended December 31, 1992 and 1993 are derived from the combined historical financial information of Franchise Finance Corporation of America I, a Delaware corporation, and eleven real estate limited partnerships, the predecessors to the Company (the "Combined Predecessors"). The ratio shown for the year ended December 31, 1994 is derived from the financial information of both the Combined Predecessors and the Company. The ratios shown for the years ended December 31, 1995 and 1996 are for the Company.

         The Company commenced operations on June 1, 1994 as a result of the merger of the Combined Predecessors. The information for the periods prior to that date is, in effect, a restatement of the historical operating results of Franchise Finance Corporation of America I and the eleven real estate limited partnerships as if they had been consolidated since January 1, 1992. The predecessor companies were primarily public real estate limited partnerships which were not permitted to borrow for real estate acquisitions or financings and had no opportunity for growth through additional acquisitions or financings; therefore, the investment objectives of the Company are different than the objectives of the Combined Predecessors, and the information presented below does not necessarily present the ratios of earnings to fixed charges as they would have been had the Company operated as a REIT for all periods presented.

                        Year Ended December 31,
    ----------------------------------------------------------------------
      Combined Predecessors                            Company
    -----------------------------        ---------------------------------

     1992                  1993             1994         1995         1996
     ----                  ----             ----         ----         ----

    36.82                 43.73            16.78         4.16         3.54


         The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (including gain or loss on the sale of property) before REIT transaction related costs and extraordinary items plus fixed charges. Fixed charges consist of interest expense (including interest costs capitalized, if any) and the amortization of debt issuance costs. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred share dividends are the same as the ratios presented above.


                         DESCRIPTION OF DEBT SECURITIES

General

         The Debt Securities will be direct obligations of the Company, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Company. An unqualified opinion of counsel as to legality of the Debt Securities will be obtained by the Company and filed by means of a post-effective amendment or Form 8-K prior to the time any sales of the Debt Securities are made. The Debt Securities may be issued under one or more indentures, each dated as of a date on or before the issuance of the Debt Securities to which it relates and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. Each such indenture (collectively, the "Indenture") will be entered into between the Company and a trustee (the "Trustee"), which may be the same Trustee. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

Terms

         The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the particular Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable material federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the

Prospectus   Supplement  relating  thereto  and  the  description  of  the  Debt
Securities set forth in this Prospectus.

         The Indenture provides that the Debt Securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company's Board of Directors (or a committee thereof) or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

         Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. If two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

         Reference is made to the Prospectus Supplement relating to the series of Debt Securities offered thereby for the specific terms thereof, including:

                  (a) the title of such Debt Securities;

                  (b) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount (subject to certain exceptions described in the Indenture);

                  (c) the price (expressed as a percentage of the principal amount thereof or otherwise) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Stock or Preferred Stock or the method by which any such portion shall be determined;

                  (d) if convertible into Common Stock, Preferred Stock, or both, the terms on which such Debt Securities are convertible (including the initial conversion price or rate and conversion period) and, in connection with the preservation of the Company's status as a REIT, any applicable limitations on conversion or on the ownership or transferability of the Common Stock or the Preferred Stock into which such Debt Securities are convertible;

                  (e) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

                  (f) the rate or rates, at which such Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates upon which any such interest will be payable, the record dates for payment of such interest, or the method by which any such dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

                  (g) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion, registration of transfer, or exchange (each to the extent applicable), and where notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served;

                  (h) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or, in part, at the Company's option (if the Company has the option to redeem);

                  (i) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

                  (j) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency, currency unit, or a composite currency or currencies, and the terms and conditions relating thereto;

                  (k) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

                  (l)   whether   such  Debt   Securities   will  be  issued  in
         certificated and/or book-entry form, and the identity of any applicable depositary for such Debt Securities;

                  (m) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

                  (n) the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof or addition thereto;

                  (o) any deletions from, modifications of or additions to the events of default or covenants of the Company, described herein or in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any such Debt Securities due and payable;

                  (p) whether and under what circumstances the Company will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge to holders that are not United States persons, and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment (and the terms of any such option);

                  (q) the subordination provisions, if any, relating to such Debt Securities;

                  (r) the provisions, if any, relating to any security provided for such Debt Securities; and

                  (s) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

         If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

         Except as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the Company's ability to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Certain existing restrictions on ownership and transfers of the Common Stock and Preferred Stock are, however, designed to preserve the Company's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Restrictions on Transfers of Capital Stock." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

         Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

         Unless otherwise described in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the applicable Trustee's corporate trust office, the address of which will be set forth in the applicable Prospectus Supplement; provided, however, that, at the Company's option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

         Subject to certain limitations imposed on Debt Securities in the Indenture, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tender upon surrender of such Debt
Securities at the applicable Trustee's corporate trust office or at the applicable office of any agency of the Company. In addition, subject to certain limitations imposed on Debt Securities in the Indenture, the Debt Securities of any series may be surrendered for registration by transfer thereof at the applicable Trustee's corporate trust office or at the applicable office of any agency of the Company. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and evidence of title and identity satisfactory to the Trustee, the Company, or its transfer agent, as applicable. No service charge will be made for any registration of transfer or exchange of any Debt Securities. However, (with certain exceptions) the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

         Neither the Company nor any Trustee shall be required to (a) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of any Debt Securities of that series that may be selected for redemption and ending at the close of business on the day of mailing the relevant notice of redemption (or publication of such notice with respect to bearer securities); (b) register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (c) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the holder's option, except the portion, if any, of such Debt Security not to be so repaid.

Merger, Consolidation or Sale of Assets

         The Indenture will provide that the Company may, with or without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be an entity organized and existing under the laws of the United States or a state thereof and such successor entity shall expressly assume the Company's obligation to pay the principal of (and premium, if any) and interest on all the Debt Securities and shall also assume the due and punctual performance and observance of all the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of such successor entity, the Company or any subsidiary as a result thereof as having been incurred by such successor entity, the Company or such subsidiary at the time of such transaction, no event of default under the Indenture, and no event that, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

Certain Covenants

         Existence. Except as permitted under "Merger, Consolidation or Sale of Assets," the Indenture will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (by certificate of incorporation, bylaws and statute) and material franchises; provided, however, that the Company shall not be required to preserve any right or franchise if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business.

         Maintenance of Properties. The Indenture will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the Company's judgment may be necessary so that the business carried on or in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

         Insurance. The Indenture will require the Company to, and to cause each of its subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

         Payment of Taxes and Other Claims. The Indenture will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on it or any subsidiary or on the income, profits or property of the Company or any subsidiary and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

         Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Indenture will require the Company, within 15 days after each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, (a) to transmit by mail to all holders of Debt Securities, as their names and addresses appear in the applicable register for such Debt Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, (b) to file with the Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (c) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder of Debt Securities.

         Additional Covenants. Any additional covenants of the Company with respect to any of the series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

Events of Default, Notice and Waiver

         Unless otherwise provided in the applicable Indenture, each Indenture will provide that the following events are "events of default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this paragraph specifically dealt with), continued for 60 days after written notice as provided in the applicable Indenture; (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles), in an aggregate principal amount in excess of $10 million or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries (including such leases), in an aggregate principal amount in excess of $10 million, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary of the Company; and (g) any other Event of Default as defined with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-K promulgated under the Securities Act.

         If an event of default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority of the principal amount of the outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and overdue interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series have been cured or waived as provided in the Indenture. The Indenture will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (y) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (z) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

         The Indenture will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the Indenture unless such default shall have been cured or waived; provided, however; that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of the Trustee consider such withholding to be in such holders' interest.

         The Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it and no contrary directions from the holders of more than 50% of the outstanding Debt Securities of such series. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

         The Indenture will provide that the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. The Trustee may, however, refuse to follow any direction that is in conflict with any law or the Indenture or that may involve the Trustee in personal liability or that may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

Modification of the Indenture

         Modifications and amendments of any Indenture with respect to any series will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security of such series, (a) change the Stated Maturity of the principal of (or premium, if any, on), or any installment of principal of or interest on any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the Maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security;
(c) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any), or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security on or after the Stated Maturity or redemption date thereof; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

         The holders of a majority in aggregate principal amount of outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants in the applicable Indenture.

         Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any holder of Debt Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under the Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (c) to add additional events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change certain provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto that are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any Series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock or Preferred Stock; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in the Indenture; provided, however, that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (j) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided, however, that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

         The Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above), (c) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security in the applicable Indenture, and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

         The Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be permitted to be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

         Notwithstanding the foregoing provisions, the Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting and (b) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

         If provided for in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest.

         If provided for in the applicable Prospectus Supplement, the Company may elect either to (a) defease and be discharged from any and all obligations with respect to any series of Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold money for payment in trust) ("defeasance") or (b) be released from certain obligations with respect to such Debt Securities under the applicable Indenture (generally being the restrictions described under "Certain Covenants", herein) or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

         "Government   Obligations"   means   securities  that  are  (a)  direct
obligations of the United States of America or the government which issued the foreign currency in which the Debt

Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S.
dollars.

         In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (d) under "Events of Default, Notice and Waiver" with respect to the specified sections of the applicable Indenture (which sections would no longer be applicable to such Debt Securities) or clause (g) thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity, but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. The Company would, however, remain liable to make payment of such amounts due at the time of acceleration.

         The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

         The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be, at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

Payment

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any Series of Debt Securities will be payable at the Trustee's corporate trust office, the address of which will be stated in the applicable Prospectus Supplement; provided, however, that, at the Company's option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

         All amounts paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof, subject to applicable state escheat laws.

Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global

Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such Series.

                           DESCRIPTION OF COMMON STOCK

         The Company has authority to issue 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). At April 15, 1997, the Company had outstanding 40,634,652 shares of Common Stock.

General

         The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that the Common Stock will be issuable upon conversion of Debt Securities or Preferred Stock. An unqualified opinion of counsel as to legality of the Common Stock will be obtained by the Company and filed by means of a post-effective amendment or Form 8-K prior to the time any sales of Common Stock are made. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws.

Terms

         Subject to the preferential rights of any other shares or series of stock, holders of Common Stock will be entitled to receive dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor. Payment and declaration of dividends on the Common Stock and purchases of shares thereof by the Company will be subject to certain restrictions if the Company fails to pay dividends on the Preferred Stock, if any. See "Description of Preferred Stock." Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts owing with respect to any outstanding Preferred Stock. The Common Stock will possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of Common Stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of the Company's Common Stock voting for the election of directors can elect all the directors if they choose to do so and the holders of the remaining shares of Common Stock cannot elect any directors. Holders of shares of Common Stock will not have preemptive rights, which means they have no right to acquire any additional shares of Common Stock that may be issued by the Company at a subsequent date. All shares of Common Stock now outstanding are, and additional shares of Common Stock offered will be when issued, fully paid and nonassessable; and no shares of Common Stock are or will be subject to any exchange or conversion rights.

Restrictions on Ownership

         For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, actually or constructively, by a single person or entity of the Company's outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

Transfer Agent

         The registrar and transfer agent for the Common Stock is Gemisys Transfer Agents, 7103 South Revere Parkway, Englewood, CO 80112.

                         DESCRIPTION OF PREFERRED STOCK

         The Company's Certificate of Incorporation does not currently authorize the issuance of Preferred Stock. Subject to approval by the Company's stockholders at the Company's next annual meeting, the Restated Certificate of Incorporation (the "Certificate of Incorporation") will be amended to authorize the issuance of up to 10,000,000 shares of Preferred Stock as described below. No shares of Preferred Stock will be issued or sold under the Registration Statement prior to proper authorization of the Preferred Stock.

General

         The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. An unqualified opinion of counsel as to legality of the Preferred Stock will be obtained by the Company and filed by means of a post-effective amendment or Form 8-K prior to the time any sales of Preferred Stock are made. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Certificate of Incorporation (including the applicable Certificate of Designations) and Bylaws.

         Shares of Preferred Stock may be issued from time to time in one or more series as authorized by the Company's Board of Directors. Subject to limitations prescribed by the Delaware General Corporation Law and the Certificate of Incorporation, the Company's Board of Directors will be authorized to fix the number of shares constituting each series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution by the Board of Directors or a duly authorized committee thereof. Notwithstanding the foregoing (i) any series of Preferred Stock may be voting or non-voting, provided that the voting rights of any voting shares of Preferred Stock will be limited to no more than one vote per share on matters voted upon by the holders of such series, and (ii) in the event any person acquires 20% or more of the outstanding shares of Common Stock and/or Preferred Stock, the Board of Directors cannot issue any series of Preferred Stock unless such issuance is approved by the vote of holders of at least 50% of the outstanding shares of Common Stock. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

         Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

                  (a) the title and stated value of such Preferred Stock;

                  (b) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

                  (c) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

                  (d) the date from which dividends on such Preferred Stock shall accumulate;

                  (e) the procedures for any auction and remarketing, if any, for such Preferred Stock;

                  (f) the provision for a sinking fund, if any, for such Preferred Stock;

                  (g) any voting rights of such Preferred Stock;

                  (h) the provision for redemption, if applicable, of such Preferred Stock;

                  (i) any listing of such Preferred Stock on any securities exchange;

                  (j) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof);

                  (k) a discussion of material federal income tax considerations applicable to such Preferred Stock;

                  (l) any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the Company's REIT status;

                  (m) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

                  (n) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

                  (o) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

Rank

         Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company, rank (a) senior to all Common Stock and to all equity or other securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (b) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Company; and (c) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Company. For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

         Holders of shares of the Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Company's Board of Directors, out of the Company's assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the Company's stock transfer books on such record dates as shall be fixed by the Company's Board of Directors.

         Dividends on any series of Preferred Stock will be cumulative. Dividends will be cumulative from and after the date set forth in the applicable Prospectus Supplement.

         If any shares of Preferred Stock of any series are outstanding, full dividends shall not be declared or paid or set apart for payment on the Preferred Stock of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared on shares of Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends of such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock of such series and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series that may be in arrears.

         Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in the Common Stock or other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall the Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

         Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series that remains payable.

Redemption

         If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the Company's option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

         The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

         Notwithstanding the foregoing, unless full cumulative dividends on all shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the Company's REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the Company's REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

         If fewer than all the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that is consistent with the Certificate of Incorporation.

         Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of Preferred Stock of any series to be redeemed at the address shown on the Company's stock transfer books. Each notice shall state: (a) the redemption date; (b) the number of shares and series of the Preferred Stock to be redeemed; (c) the redemption price; (d) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (e) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (f) the date on which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of shares of Preferred Stock of any series, the Board of Directors may fix a record date for the determination of shares of such series of Preferred Stock to be redeemed.

         Subject to applicable law and the limitation on purchases when dividends on a series of Preferred Stock are in arrears, the Company may, at any time and from time to time purchase any shares of such series of Preferred Stock in the open market, by tender or by private agreement.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of the Common Stock or any other class or series of capital stock of the Company ranking junior to any series of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of such series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with such series of Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of any series of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to such series of Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of the Company's property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company.

Voting Rights

         Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

         Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of the Certificate of Incorporation or the Certificate of Designations for such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

         Under Delaware law, notwithstanding anything to the contrary set forth above, holders of each series of Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, whether or not entitled to vote thereon by the Restated Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such series, increase or decrease the par value of the shares of such series, or alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely.

Conversion Rights

         The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

Restrictions on Ownership

         For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, actually or constructively, by a single person or entity of the Company's outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

Transfer Agent

         The transfer agent and registrar for any series of Preferred Stock will be set forth in the applicable Prospectus Supplement.

                   RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

         For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 355 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that the Company remains qualified as a REIT, the Certificate of Incorporation, subject to certain exceptions, provides that a transfer of Common Stock is void if it would result in Beneficial Ownership (as defined below) of the Common Stock in excess of the Ownership Limit (as defined below) or would result in the Common Stock being beneficially owned by less than 100 persons. "Transfer" generally means any sale, transfer, gift, assignment, devise or other disposition of Common Stock, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. "Beneficial Ownership" generally means ownership of Common Stock by a person who would be treated as an owner of such shares of Common Stock either actually or constructively through the application of Section 544 of the Internal Revenue Code of 1986, as modified by Section 856(h)(1)(B) of the Internal Revenue Code of 1986. "Ownership Limit" generally means 9.8% of the outstanding Common Stock of the Company and, after certain adjustments pursuant to the Certificate of Incorporation, means such greater percentage of the outstanding Common Stock as so adjusted. The Board of Directors may, in its discretion, adjust the Ownership Limit of any Person provided that after such adjustment, the Ownership Limit of all other persons shall be adjusted such that in no event may any five persons Beneficially Own more than 49% of the Common Stock. Any class or series of Preferred Stock may be subject to these restrictions if so stated in the resolutions providing for the issuance of such Preferred Stock. The Second Amended and Restated Certificate of Incorporation provides certain remedies to the Board of Directors in the event the restrictions on Transfer are not met.

         All certificates of Common Stock, any other series of the Company's Common Stock and any class or series of Preferred Stock will bear a legend referring to the restrictions described above and as described in the certificate of designation relating to any issuance of Preferred Stock. All persons who have Beneficial Ownership or who are a shareholder of record of a specified percentage (or more) of the outstanding capital stock of the Company must file a notice with the Company containing information regarding their ownership of stock as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage is set between .5% and 5%, depending on the number of record holders of capital stock.

         This ownership limitation may have the effect of precluding acquisition of control of the Company by a third party unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         The following summary of certain federal income tax considerations to the Company is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Securities will vary depending on the terms of the specific Securities acquired by such holder, as well as his or her particular situation. This discussion does not attempt to address any aspects of federal income taxation relating to holders of Securities. Certain federal income tax considerations relevant to a holder of Securities will be provided in the Prospectus Supplement relating thereto.

         EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OR HER OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE LAWS.

Qualification of the Company as
a REIT; Opinion of Counsel

         The  Company  has  elected  to be taxed as a REIT  under  Sections  856 through 860 of the Code, commencing with its fiscal year ended December 31, 1994. The election to be taxed as a REIT will continue until it is revoked or otherwise terminated. The most important consequence to the Company of being treated as a REIT for federal income tax purposes is that it will not be subject to federal corporate income taxes on net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that typically results when a corporation earns income and distributes that income to stockholders in the form of a dividend. Accordingly, if the Company at any time fails to qualify as a REIT, the Company will be taxed on its distributed income, thereby reducing the amount of cash available for distribution to its stockholders.

         In the opinion of Kutak Rock, counsel to the Company, commencing with the taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon the representations of the Company as to factual matters. Moreover, continued qualification and taxation as a REIT will depend on the Company's ability to satisfy on a continuing basis certain distribution levels, diversity of stock ownership and various qualification tests imposed by the Code as summarized below. While the Company intends to operate so that it will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of the Company, no assurance can be given by counsel or the Company that the Company will so qualify for any particular year. Kutak Rock will not review compliance with these tests on a continuing basis, and will not undertake to update its opinion subsequent to the date hereof.

         The Company currently owns all of the issued and outstanding non-voting preferred stock of FFCA Mortgage Corporation. Although the Company believes, based on the advice of counsel, that the ownership of such preferred stock will not cause the Company to fail to satisfy any of the applicable income or asset tests as discussed herein, there can be no assurance that the IRS will not challenge such conclusions. If such challenge were successful, the Company likely would be ineligible to continue to elect to be treated as a REIT.

Taxation of the Company as a REIT

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal income tax on net income that is currently distributed to its stockholders. The Company may, however, be subject to certain federal taxes based on the amount of its distributions or its inability to meet certain REIT qualification requirements. These taxes are the following:

         Tax on Undistributed Income. First, if the Company does not distribute all of its net taxable income, including any net capital gain, the Company would be taxed at regular corporate rates on the undistributed income or gains.

         Tax on Prohibited Transactions. Second, if the Company has net income from certain prohibited transactions, including sales or dispositions of property held primarily for sale to customers in the ordinary course of business, such net income would be subject to a 100% confiscatory tax.

         Tax on Failure to Meet Gross Income Requirements. Third, if the Company should fail to meet either the 75% or 95% gross income test as described below but still qualify for REIT status because, among other requirements, it was able to show that such failure was due to reasonable cause, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount, if any, by which the Company failed either the 75% or the 95% gross income test, multiplied by (b) a fraction intended to reflect the Company's profitability.

         Tax on Failure to Meet Distribution Requirements. Fourth, if the Company should fail to distribute during each calendar year at least the sum of
(a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         Alternative   Minimum  Tax.  Fifth,  the  Company  may  be  subject  to
alternative minimum tax on certain items of tax preference.

         Tax on Foreclosure Property. Sixth, if the Company has (a) net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

         Tax on Built-in Gain. Seventh, if during the 10-year period (the "Recognition Period") beginning on the date that the Company's corporate predecessor merged with and into the Company, the Company recognizes gain on the disposition of any asset acquired by the Company from the corporate predecessor, then to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) the Company's adjusted basis in such asset as of the beginning of such Recognition Period, such gain will be subject to tax at the highest regular corporate rate pursuant to IRS regulations that have not yet been promulgated.

Overview of REIT Qualification Rules

         The following summarizes the basic requirements for REIT status:

                  (a) The Company must be a corporation, trust or association that is managed by one or more trustees or directors.

                  (b) The Company's stock or beneficial interests must be transferable and held by more than 100 stockholders, and no more than 50% of the value of the Company's stock may be held, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities).

                  (c) Generally, 75% (by value) of the Company's investments must be in real estate, mortgages secured by real estate, cash or government securities.

                  (d) The Company must meet three gross income tests:

                           (i) First,  at least 75% of the gross  income must be
                  derived from specific real estate sources;

                           (ii) Second, at least 95% of the gross income must be
                  from the real estate sources includable in the 75% test, or from dividends, interest or gains from the sale or disposition of stock and securities; and

                           (iii) Third, less than 30% of the gross income may be
                  derived from the sale of real estate assets held for less than four years, from the sale of certain "dealer" properties or from the sale of stock or securities having a short-term holding period.

                  (e) The Company must distribute to its stockholders in each taxable year an amount at least equal to 95% of the Company's "REIT taxable income" (which is generally equivalent to taxable ordinary income and is defined below).

         The discussion set forth below explains these REIT qualification requirements in greater detail. It also addresses how these highly technical rules may be expected to impact the Company in its operations, noting areas of uncertainty that perhaps could lead to adverse consequences to the Company and its stockholders.

         Share Ownership. The Company's shares of stock are fully transferable and are subject to transfer restrictions set forth in its Certificate of Incorporation. Furthermore, the Company has more than 100 shareholders and its Certificate of Incorporation provides, to decrease the possibility that the Company will ever be closely held, that no individual, corporation or partnership is permitted to actually or constructively own more than 9.8% of the number of outstanding shares of Common Stock. The Ownership Limit may be adjusted, however, by the

Company's Board of Directors in certain circumstances. Purported transfers which would violate the Ownership Limit will be void. In addition, shares of Common Stock acquired in excess of the Ownership Limit may be redeemed by the Company. The ownership and transfer restrictions pertaining generally to a particular issue of Preferred Stock will be described in the Prospectus Supplement relating to such issue.

         Nature of Assets. On the last day of each calendar quarter, at least 75% of the value of the Company's total assets must consist of (a) real estate assets (including interests in real property and mortgages on loans secured by real property), (b) cash and cash items (including receivables), and (c) government securities (collectively, the "real estate assets"). Except for certain partnerships and "qualified REIT subsidiaries," as described below, the securities of any issuer, other than the United States government, may not represent more than 5% of the value of the Company's total assets or 10% of the outstanding voting securities of any one issuer.

         While, as noted above, a REIT cannot own more than 10% of the outstanding voting securities of any single issuer, an exception to this rule permits REITs to own "qualified REIT subsidiaries." A "qualified REIT subsidiary" is any corporation in which 100% of its stock is owned by the REIT at all times during which the corporation was in existence. The Company currently has four wholly owned corporate subsidiaries that were formed and 100% owned at all times during their existence by the Company. These corporations will be treated as "qualified REIT subsidiaries" and will not adversely affect the Company's qualification as a REIT.

         The Company may acquire interests in partnerships that directly or indirectly own and operate properties similar to those currently owned by the Company. The Company, for purposes of satisfying its REIT asset and income tests, will be treated as if it owns a proportionate share of each of the assets of these partnerships attributable to such interests. For these purposes, the Company's interest in each of the partnerships will be determined in accordance with its capital interest in such partnership. The character of the various assets in the hands of the partnership and the items of gross income of the partnership will remain the same in the Company's hands for these purposes. Accordingly, to the extent the partnership receives qualified real estate rentals and holds real property, a proportionate share of such qualified income and assets, based on the Company's capital interest in the partnerships, will be treated as qualified rental income and real estate assets of the Company for purposes of determining its REIT characterization. It is expected that substantially all the properties of the partnerships will constitute real estate assets and generate qualified rental income for these REIT qualification purposes.

         This treatment for partnerships is conditioned on the treatment of these entities as partnerships for federal income tax purposes (as opposed to associations taxable as corporations). If any of the partnerships is treated as an association, it would be taxable as a corporation. In such situation, if the Company's ownership in any of the partnerships exceeded 10% of the partnership's voting interests or the value of such interest exceeded 5% of the value of the Company's assets, the Company would cease to qualify as a REIT. Furthermore, in such a situation, distributions from any of the partnerships to the Company would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described below and which could therefore make it more difficult for the Company to qualify as a REIT for the taxable year in which such distribution was received. In addition, in such a situation, the interest in any of the partnerships held by the Company would not qualify as "real estate assets," which could make it more difficult for the Company to meet the 75% asset test described above. Finally, in such a situation, the Company would not be able to deduct its share of any losses generated by the partnerships in computing its taxable income. The Company will take all steps reasonably necessary to ensure that any partnership in which it acquires an interest will be treated for tax purposes as a partnership (and not as an association taxable as a corporation). However, there can be no assurance that the IRS may not successfully challenge the tax status of any such partnership.

         Income Tests. To maintain its qualification as a REIT, the Company must meet three gross income requirements that must be satisfied annually. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the REIT's gross income (including gross income from prohibited transactions) for each taxable year.

         Rents received by the Company on the lease of its properties will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income test if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of such tenant (a "Related-Party Tenant"). Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." The Company does not anticipate charging rent for any property that is based in whole or in part on the income or profits of any person (other than rent based on a fixed percentage or percentages of receipts or sales) and the Company does not anticipate receiving any rents from Related-Party Tenants. Furthermore, the Company expects that in substantially all cases the rents attributable to its leased personal property will be less than 15% of the total rent payable under such lease.

         Finally, for rents to qualify as "rents from real property," the Company must not operate or manage the property or furnish or render services to tenants unless the Company furnishes or renders such services through an independent contractor from whom the Company derives no revenue. The Company need not utilize an independent contractor to the extent that services provided by the Company are usually and customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." The Company does not anticipate that it will provide any services with respect to its properties.

         The Company intends to monitor the percentage of nonqualifying income and reduce the percentage of nonqualifying income if necessary. Because the income tests are based on a percentage of total gross income, increases in qualifying rents will reduce the percentage of nonqualifying income. In addition, the Company intends to acquire additional real estate assets that would generate qualifying income, thereby lowering the percentage of total nonqualifying income. Increases in other nonqualifying income may similarly affect these calculations. Reference is made to the applicable Prospectus
Supplement for a current discussion, if any, relating to the amount of nonqualifying income expected to be generated by the Company.

         If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet such test was due to reasonable cause and not willful neglect and the Company attaches a schedule of its income sources to its tax return that does not fraudulently or intentionally exclude any income sources. As discussed above, even if these relief provisions apply, a tax would be imposed with respect to such excess income.

         Annual Distribution Requirements. Each year, the Company must have a deduction for dividends paid (determined under Section 561 of the Code) to its stockholders in an amount equal to (a) 95% of the sum of (i) its "REIT taxable income" as defined below (computed without a deduction for dividends paid and excluding any net capital gain), (ii) any net income from foreclosure property less the tax on such income, minus (b) any "excess noncash income," as defined below. "REIT taxable income" is the taxable income of a REIT subject to certain adjustments, including, without limitation, an exclusion for net income from foreclosure property, a deduction for the excise tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions. "Excess noncash income" means the excess of certain amounts that the REIT is required to recognize as income in advance of receiving cash, such as original issue discount on purchase money debt, over 5% of the REIT taxable income before deduction for dividends paid and excluding any net capital gain. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before the REIT timely files its tax return for such year and is paid on or before the first regular dividend payment after such declaration.

         It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. Furthermore, principal payments on Company indebtedness, which would have the effect of lowering the amount of distributable cash without an offsetting deduction to Company taxable income, may adversely affect the Company's ability to meet this distribution requirement. In the event that such timing differences or reduction to distributable cash occurs, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possible long-term, borrowings or to pay dividends in the form of taxable stock dividends.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year that may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay to the IRS interest based on the amount of any deduction taken for deficiency dividends.

Failure of the Company to Qualify as a REIT

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing the amount of cash available for distribution to its stockholders. Distributions to stockholders in any year in which the Company fails to qualify would not be deductible by the Company nor would they be required to be made. In such an event, to the extent of current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory relief provisions, the Company would also be disqualified from taxation as a REIT for the four taxable years following the year during which such qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

The Merger

         At the time of its organization the Company obtained an opinion from Kutak Rock that, among other things, the merger of the Combined Predecessors into the Company should be treated as a reorganization under Section 368(a) of the Code and that no gain or loss should be recognized by either party thereto. No ruling from the IRS was requested with respect to the federal income tax consequences of such merger. Thus, there can be no assurance that the IRS will agree with the conclusions set forth in such opinion. If the merger does not qualify as a reorganization under Section 368(a) of the Code, then the Combined Predecessors would recognize gain or loss in an amount equal to the difference between the fair market value of the Common Stock issued in the merger and the adjusted tax basis of its assets. Although the Company would not directly recognize gain or loss as a result of the failure of the merger to qualify as a reorganization under Section 368(a) of the Code, the Company would be primarily liable as the successor to the Combined Predecessors for the resulting tax liability.

State and Local Taxes

         The Company may be subject to state or local taxes in other jurisdictions such as those in which the Company may be deemed to be engaged in activities or own property or other interests. Such tax treatment of the Company in states having taxing jurisdiction over it may differ from the federal income tax treatment described in this summary. Each stockholder should consult his or her tax advisor as to the status of the Company and the Securities under the respective state laws applicable to them.

                              PLAN OF DISTRIBUTION

         The terms of any offering of Securities under this Registration Statement will be set forth in the applicable Prospectus Supplement. The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement and may include Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize dealers acting as the Company's agents to offer and sell the Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions.

         Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

         Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

         Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Stock. The Common Stock is currently listed on the NYSE. Unless otherwise specified in the related Prospectus Supplement, any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Stock on the NYSE or other exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, there can be no assurance as to the liquidity of, or the trading market for, the Securities.

         If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities to be offered hereby, and certain REIT matters relating to the Company, will be passed upon for the Company by the national law firm of Kutak Rock, 717 Seventeenth Street, Suite 2900, Denver, Colorado 80202.

                                     EXPERTS

         The financial statements and schedules for the fiscal year ended December 31, 1996 incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following are the estimated expenses in connection with the registration and distribution of the Securities (other than underwriting discounts and commissions, if any):

         SEC Registration Fee......................................  $151,515
         Printing and Engraving Expenses...........................   150,000*
         Accounting Fees and Expenses..............................    10,000*
         Legal Fees and Expenses...................................   200,000*
         Miscellaneous.............................................    75,000*
                                                                     --------

                                    Total.......................... $ 586,515*

         ---------------
         *Estimated.

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgements, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article III, Section 13 of the Amended and Restated Bylaws of the Registrant requires the Registrant to indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

         The Registrant's Restated Certificate of Incorporation also provides in Article Six that directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation thereof is not permitted under the Delaware General Corporation Law.

Item 16.  Exhibits.

         The following is a complete list of Exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.                       Description

            1.01        Form of Underwriting Agreement for Debt Securities (1)

            1.02        Form of Underwriting Agreement for Equity Securities (1)

            4.01        Form of Indenture (2)

            4.02        Form of Debt Security (included in Exhibit 4.01)

            4.03        Specimen of Common Stock Certificate (3)

            4.04 The Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (3)

            5           Opinion of Kutak Rock Regarding Legality (2)

            8           Opinion of Kutak Rock Regarding Tax Matters (2)

           12           Statement of Computation of Ratios of Earnings to Fixed
                        Charges

           23.01        Consent of Arthur Andersen LLP

           23.02        Consents of Kutak Rock (included in Exhibit 5)

           24           Power  of  Attorney   (included  on  page  II-6  of  the
                        Registration Statement)

           25           Statement of Eligibility of Trustee on Form T-1 (4)

----------------
(1) To be incorporated by reference in connection with the specified offering of securities.
(2) To be filed by amendment.
(3) Filed with the Securities and Exchange Commission as part of the Exhibits to the Registration Statement on Form S-4 and amendments thereto, registration number 33-65302, and incorporated herein by reference to such Registration Statement.
(4) To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.


Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 1, 1997.

                               FRANCHISE FINANCE CORPORATION OF
                               AMERICA



                               By  /s/ Morton H. Fleischer
                                   ---------------------------------------------
                                       Morton H. Fleischer, Chairman of the
                                       Board, President, Chief Executive Officer
                                       and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morton H. Fleischer, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                 Signature                                  Title                                 Date
                 ---------                                  -----                                 ----





         /s/ Morton H. Fleischer                    Chairman of the Board,                     May 1, 1997
         ----------------------------------------   President, Chief Executive
         Morton H. Fleischer                        Officer and Director





         /s/ John R. Barravecchia                   Executive Vice President,                  May 1, 1997
         ----------------------------------------   Chief Financial Officer,
         John R. Barravecchia                       Treasurer and Assistant
                                                    Secretary




         /s/ Catherine F. Long                      Senior Vice President,                     May 1, 1997
         ----------------------------------------   Finance, Principal Accounting
         Catherine F. Long                          Officer, Assistant Secretary
                                                    and Assistant Treasurer

                                                    Director
         ----------------------------------------
         Willie R. Barnes




         /s/ William C. Foxley                      Director                                   May 1, 1997
         ----------------------------------------
         William C. Foxley




                                                    Chairman Emeritus
         ----------------------------------------
         Robert W. Halliday




                                                    Director
         ----------------------------------------
         Donald C. Hannah




         /s/ Dennis E. Mitchem                      Director                                   May 1, 1997
         ----------------------------------------
         Dennis E. Mitchem




         /s/ Louis P. Neeb                          Director                                   May 1, 1997
         ----------------------------------------
         Louis P. Neeb




         /s/ Kenneth B. Roath                       Director                                   May 1, 1997
         ----------------------------------------
         Kenneth B. Roath




         /s/ Wendell J. Smith                       Director                                   May 1, 1997
         ----------------------------------------
         Wendell J. Smith




         /s/ Casey J. Sylla                         Director                                   May 1, 1997
         ----------------------------------------
         Casey J. Sylla

                                  EXHIBIT INDEX


         Exhibit No.                       Description
         -----------                       -----------

            1.01        Form of Underwriting Agreement for Debt Securities (1)

            1.02        Form of Underwriting Agreement for Equity Securities (1)

            4.01        Form of Indenture (2)

            4.02        Form of Debt Security (included in Exhibit 4.01)

            4.03        Specimen of Common Stock Certificate (1)

            4.04 The Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (3)

             5          Opinion of Kutak Rock Regarding Legality (2)

             8          Opinion of Kutak Rock Regarding Tax Matters (2)

            12          Statement of Computation of Ratios of Earnings to Fixed
                        Charges

           23.01        Consent of Arthur Andersen LLP

           23.02        Consents of Kutak Rock (included in Exhibit 5)

            24          Power  of  Attorney   (included  on  page  II-6  of  the
                        Registration Statement)

            25          Statement of Eligibility of Trustee on Form T-1 (4)

----------------

(1) To be incorporated by reference in connection with the specified offering of securities.

(2) To be filed by amendment.

(3) Filed with the Securities and Exchange Commission as part of the Exhibits to the Registration Statement on Form S-4 and amendments thereto, registration number 33-65302, and incorporated herein by reference to such Registration Statement.

(4) To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
                                      II-8